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                                                     Exhibit (23)-2
                                                     Commonwealth Edison Company
                                                     Form 10-Q/A File No. 1-1839



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


     As independent public accountants, we hereby consent to the incorporation by reference of our report in this Form 10-Q/A for the quarterly period ended September 30, 1999, into Commonwealth Edison Company's (the Company) previously filed prospectuses as follows: (1) prospectus dated August 21, 1986, constituting part of Form S-3 Registration Statement File No. 33-6879, as amended (relating to the Company's Debt Securities and Common Stock); (2) prospectus dated January 7, 1994, constituting part of Form S-3 Registration Statement File No. 33-51379 (relating to the Company's Debt Securities and Cumulative Preference Stock); (3) prospectus dated September 19, 1995, constituting part of Amendment No. 1 to Form S-3 Registration Statement File No. 33-61343, as amended (relating to Company-Obligated Mandatorily Redeemable Preferred Securities of ComEd Financing I); (4) prospectus dated June 13, 1997 constituting part of Form S-4 Registration Statement File No. 333-28369 (relating to Company-Obligated Mandatorily Redeemable Preferred Securities of ComEd Financing II); and (5) Form S-8 Registration Statement File No. 333-33847 (relating to the Commonwealth Edison Company Excess Benefit Savings Plan).



                                    Arthur Andersen LLP




Chicago, Illinois
May 12, 2000